EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
SUN COMMUNITY BANCORP LIMITED
DECEMBER 31, 1999

                                                                 State or Other
                                                                  Jurisdiction
Name of Subsidiary                                              of Incorporation
------------------                                              ----------------
Consolidated Subsidiaries:

Bank of Tucson
  (100% owned by Sun Community Bancorp Limited)                    Arizona

Valley First Community Bank
  (52% owned by Sun Community Bancorp Limited)                     Arizona

Camelback Community Bank
  (55% owned by Sun Community Bancorp Limited)                     Arizona

East Valley Community Bank
  (88% owned by Sun Community Bancorp Limited)                     Arizona

Southern Arizona Community Bank
  (51% owned by Sun Community Bancorp Limited)                     Arizona

Mesa Bank
  (53% owned by Sun Community Bancorp Limited)                     Arizona

Nevada Community Bancorp Limited
  (51% owned by Sun Community Bancorp Limited)                     Nevada

    Desert Community Bank
      (51% owned by Nevada Community Bancorp Limited)              Nevada

    Red Rock Community Bank
      (51% owned by Nevada Community Bancorp Limited)              Nevada

Sunrise Capital Corporation
  (57% owned by Sun Community Bancorp Limited)                     New Mexico

    Sunrise Bank of Arizona
      (100% owned by Sunrise Capital Corporation)                  Arizona

The  following  summarizes   regulatory  agencies  of  the  registrant  and  its
subsidiaries:

Bank subsidiaries located in the states Arizona and Nevada are state-chartered and are regulated by banking agencies of each of those states. Each of the banking subsidiaries, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. As a bank holding company, Sun Community Bancorp Limited is regulated by the Federal Reserve Board, which also regulates its nonbanking subsidiaries. Nevada Community
Bancorp Limited and Sunrise Capital Corporation are also regulated by the Federal Reserve Board. In addition to the bank regulatory agencies, the registrant and its subsidiaries are subject to regulation by other state and federal agencies.